Exhibit 8.1

List of Subsidiaries

Subsidiary	Jurisdiction of incorporation or organization

Farmmi International Limited	Hong Kong

Farmmi (Hangzhou) Enterprise Management Co., Ltd.	People’s Republic of China

Zhejiang Farmmi Agricultural Science and Technology Group Co., Ltd. (former Hangzhou Suyuan Agriculture Technology Co., Ltd.)	People’s Republic of China

Hangzhou Nongyuan Network Technology Co., Ltd. (of which the Registrant controls via contractual arrangements)	People’s Republic of China

Lishui Farmmi Technology Co., Ltd.	People’s Republic of China

Zhejiang FLS Mushroom Co., Ltd.	People’s Republic of China

Zhejiang Farmmi Food Co., Ltd.	People’s Republic of China

Lishui Farmmi E-Commerce Co., Ltd.	People’s Republic of China

Zhejiang Farmmi Biotechnology Co., Ltd..	People’s Republic of China

Farmmi (Hangzhou) Ecology Agriculture Development Co., Ltd.	People’s Republic of China

Zhejiang Farmmi Agricultural Supply Chain Co., Ltd.	People’s Republic of China

Zhejiang Yitang Medical Service Co., Ltd.	People’s Republic of China

Zhejiang Yiting Medical Technology Co., Ltd.	People’s Republic of China

Farmmi (Hangzhou) Health Development Co., Ltd.	People’s Republic of China

Zhejiang Farmmi Healthcare Technology Co., Ltd.	People’s Republic of China

Zhejiang Farmmi Holding Group Co. LTD	People’s Republic of China

Jiangxi Xiangbo Agriculture and Forestry Development Co. Ltd.	People’s Republic of China

Yudu County Yada Forestry Co., Ltd.	People’s Republic of China

Guoning Zhonghao (Ningbo) Trade Co., Ltd.	People’s Republic of China

Shanghai Zhongjian Yiting Healthcare Technology Partnership (Limited Partnership)	People’s Republic of China

Lishui Yifeng Healthcare Technology Co., Ltd.	People’s Republic of China

Lishui Yilong Enterprise Management Co., Ltd.	People’s Republic of China